SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2007
The Spectranetics Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19711	84-0997049

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
96 Talamine Court
Colorado Springs, CO 80907-5186
(Address of Principal Executive Offices)

(719) 633-8333
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry Into a Material Definitive Agreement.
          On February 20, 2007, the Spectranetics Corporation (the “Company”) entered into a Patent Purchase Agreement (the “Agreement”) with Dr. Joseph M. Ruggio, a member of the Company’s board of directors, pursuant to which the Company purchased all right, title, and interest in (i) a patent owned by Dr. Ruggio covering an apparatus and method for aspirating intravascular, pulmonary and cardiac obstructions and (ii) all causes of action and enforcement rights, whether pending, filed or otherwise, relating to the patent and the inventions covered thereby. Under the terms of the Agreement, the Company paid Dr. Ruggio $150,000 upon execution of the Agreement and will pay royalties of 2% on net revenue received by the Company from sales of products that practice one or more of the inventions covered by the patent. Dr. Ruggio also is entitled to receive a portion of any payments or recoveries that result from the Company’s pursuit of third party infringement claims of the patent, after the recovery by the Company of the $150,000 purchase price and any attorney's fees incurred by the Company to enforce the patent.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2007	The Spectranetics Corporation (registrant)
	By:	/s/ Guy Childs
		Name:	Guy Childs
Its: Chief Financial Officer